UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010 (May 19, 2010)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Threshold Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders.

At the annual meeting, there were at least 20,290,025 shares represented to vote either in person or by proxy, or 60.31% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting were as follows:

Proposal 1: Election of Directors.

Bruce C. Cozadd, David R. Hoffman and George G.C. Parker were elected as Class III directors for a term of three years. The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
Bruce C. Cozadd	16,781,670	214,848	3,293,507
David R. Hoffman	16,975,808	20,710	3,293,507
George G.C. Parker	16,786,237	210,281	3,293,507

Proposal 2: Ratification of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 with 20,279,000 votes in favor, 9,209 votes against and 1,816 abstentions.

Proposal 3: Approval of Amendment to Our Certificate of Incorporation

The amendment of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock of the Company was approved with 19,912,470 votes in favor, 374,276 votes against and 3,279 abstentions.

Proposal 4: Approval of Amendments to Our 2004 Equity Incentive Plan

The amendment and restatement of our 2004 Amended and Restated Equity Incentive Plan of the Company was approved with 16,716,197 votes in favor, 276,995 votes against, 3,326 abstentions and 3,293,507 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller

Date: May 20, 2010